                                                               EXHIBIT 10.191










                            ASSET PURCHASE AGREEMENT

                                  by and among

                    TRAVEL CHANNEL ACQUISITION CORPORATION,

                            PROJECT DISCOVERY, INC.,

                       PAXSON COMMUNICATIONS CORPORATION

                                      and

                         DISCOVERY COMMUNICATIONS, INC.



                         Dated as of November 24, 1997

                           ASSET PURCHASE AGREEMENT

                         Dated as of November 24, 1997

                                  by and among

                    TRAVEL CHANNEL ACQUISITION CORPORATION,

                            PROJECT DISCOVERY, INC.,

                       PAXSON COMMUNICATIONS CORPORATION

                                      and

                         DISCOVERY COMMUNICATIONS, INC.


================================================================================
                                TABLE OF CONTENTS


                                                                                             Page
                                                                                             ----
SECTION 1.  CERTAIN DEFINITIONS.................................................................1
1.1  Terms Defined in this Section..............................................................1
1.2  Terms Defined Elsewhere in this Agreement..................................................4
1.3  Terms Generally............................................................................5

SECTION 2.  ACQUISITION OF ASSETS AND CONSIDERATION.............................................6
2.1  Acquisition of Assets......................................................................6
2.2  Consideration..............................................................................7
2.3  Allocation of Consideration................................................................7
2.4  Assumption of Liabilities and Obligations..................................................8

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF  PCC AND SELLER...................................8
3.1  Organization, Standing, and Authority......................................................8
3.2  Authorization and Binding Obligation.......................................................9
3.3  Absence of Conflicting Agreements; Consents................................................9
3.4  Licenses..................................................................................10
3.5  Real Property.............................................................................10
3.6  Tangible Personal Property................................................................10
3.7  Contracts.................................................................................11
3.8  Intangible Property.......................................................................11
3.9  Financial Statements......................................................................12


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
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                                                                                             ----
3.10  Personnel................................................................................12
3.11  Claims and Legal Actions.................................................................14
3.12  Compliance with Laws.....................................................................14
3.13  Environmental Matters....................................................................14
3.14  Transactions with Affiliates; Completeness of Assets.....................................15
3.15  Cable Subscribers........................................................................15
3.16  Conduct of Business......................................................................16

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................17
4.1  Organization, Standing, and Authority.....................................................17
4.2  Authorization and Binding Obligation......................................................17
4.3  Absence of Conflicting Agreements.........................................................17

SECTION 5.  SPECIAL COVENANTS AND AGREEMENTS...................................................18
5.1  Confidentiality...........................................................................18
5.2  Cooperation...............................................................................18
5.3  Access to Books and Records...............................................................19
5.4  Bulk Sales Law............................................................................19
5.5  No Inconsistent Action....................................................................19

SECTION 6.  CONDITIONS TO OBLIGATIONS OF PARTIES AT CLOSING....................................19
6.1  Conditions to Obligations of Purchaser....................................................19
6.2  Conditions to Obligations of Seller.......................................................20

SECTION 7.  CLOSING AND CLOSING DELIVERIES.....................................................20
7.1  Closing...................................................................................20
7.2  Deliveries by Seller......................................................................21
7.3  Deliveries by Purchaser...................................................................21

SECTION 8.  TERMINATION........................................................................22
8.1  Termination by Seller.....................................................................22
8.2  Termination by Purchaser..................................................................22
8.3  Rights on Termination.....................................................................23
8.4  Specific Performance......................................................................23
8.5  Attorneys' Fees...........................................................................23


SECTION 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN REMEDIES......23
9.1  Representations and Warranties............................................................23
9.2  Indemnification by PCC....................................................................24
9.3  Indemnification by DCI....................................................................25

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
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
9.4  Procedure for Indemnification.............................................................25
9.5  Certain Limitations.......................................................................26
9.6  Remedies..................................................................................27

SECTION 10.  MISCELLANEOUS.....................................................................27
10.1  Fees and Expenses........................................................................27
10.2  Notices..................................................................................28
10.3  Benefit and Binding Effect...............................................................29
10.4  Further Assurances.......................................................................29
10.5  GOVERNING LAW............................................................................29
10.6  Headings.................................................................................29
10.7  Entire Agreement.........................................................................29
10.8  Waiver of Compliance; Consents...........................................................30
10.9  Counterparts.............................................................................30


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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of November 24, 1997, by and among TRAVEL CHANNEL ACQUISITION CORPORATION, a Delaware corporation ("Seller"), PROJECT DISCOVERY, INC., a Delaware corporation ("Purchaser"), PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation and the parent company of Seller, solely with respect to the specific obligations thereof set forth herein ("PCC"), and DISCOVERY COMMUNICATIONS, INC., a Delaware corporation and the parent company of Purchaser, solely with respect to the specific obligations thereof set forth herein ("DCI").

                              PRELIMINARY STATEMENT

         Seller acquired substantially all of the assets owned and rights held by The Travel Channel, Inc. ("Travel") for use in the business and operations of the Channel (defined below) pursuant to that certain Asset Acquisition Agreement, dated as of June 13, 1997 (the "Landmark Agreement"), by and among PCC, Travel and Landmark Communications, Inc. ("Landmark"). Seller now desires to convey to Purchaser, and Purchaser wishes to acquire therefrom, a twenty-five percent (25%) undivided interest in such assets, for the consideration and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties hereto, intending to be bound legally, agree as follows:

                         SECTION 1. CERTAIN DEFINITIONS


         1.1  Terms Defined in this Section

         The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "Affiliate," with respect to any Person, means any other Person controlling, controlled by, or under common control with such Person. For purposes of this definition, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlled by" and "under common control with" have meanings corresponding to the meaning of "control."

         "Agreement" means this Asset Purchase Agreement, as it may be amended from time to time.

         "Assumed Contracts" means all Contracts listed on Schedule 3.7 and the Contracts entered into by Seller in the ordinary course of business between July 11, 1997 and the Closing Date.

         "Business Day" means any day (other than a day which is a Saturday or Sunday) on which banks are permitted to be open for business in the City of New York.

         "Channel" means The Travel Channel, a cable television network providing viewers in the United States and certain of its territories and possessions with programming relating to leisure travel and related topics through original, co-produced, and acquired non-fiction programming.

         "Closing" means the consummation of the acquisition of the Assets pursuant to this Agreement, in accordance with the provisions of Section 7.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 7.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Consents" means the consents, permits, or approvals of governmental authorities and other third parties that are necessary to transfer the Assets to the Purchaser, if applicable, or otherwise to consummate the transactions contemplated by this Agreement and the LLC Agreement in compliance with any provision of law or the terms of any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which any party to this Agreement is a party or by which any party to this Agreement or its properties may be bound legally, regardless whether the obtaining of such consent, permit, or approval is a condition to the obligations of any party at the Closing under this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements, commitments, or arrangements (including leases for personal or real property and employment agreements), written or oral, to which Seller is a party or which are binding upon Seller and that relate to or affect the Assets or the business or operations of the Channel, and that are in effect on the date of this Agreement.

         "Effective Time" means 12:01 a.m., Eastern time, on the Closing Date.

         "Environmental Laws" means all currently effective federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal,


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distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Intangible Property" means any trademark, trade name, logo, service mark, brand mark, brand name, computer program, database, industrial design, copyright, invention, drawing, customer list, proprietary know-how, or information owned by Seller, and Seller's rights to use any trademark, trade name, logo, service mark, brand mark, brand name, computer program, database, industrial design, copyright, invention, drawing, customer list, proprietary know-how, or information that is not owned by Seller, for use in connection with the conduct of the business or operations of the Channel (including the name "The Travel Channel" and all rights relating to the use of such name and any logos or characters developed by or on behalf of Travel and Seller for use in connection with the Channel), and all registrations thereof and pending applications therefor.

         "LLC" means The Travel Channel, L.L.C., a Delaware limited liability company.

         "LLC Agreement" means the Limited Liability Company Agreement, dated as of even date herewith between Purchaser and Seller, as members of the LLC.

         "Licenses" means all licenses, permits, construction permits, registrations, and other authorizations issued by any federal, state, or local governmental authorities to Seller, used or held by Seller for use in connection with the conduct of the business or operations of the Channel, and all applications therefor.

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, properties, operations, financial condition, assets, or liabilities of the Channel, taken as a whole.

         "Permitted Liens" means, with respect to any Asset, (a) liens for current taxes not yet due and payable or taxes that in good faith are being contested or litigated and are not material to the business or operations of the Channel, (b) landlord's liens for property taxes not delinquent, (c) statutory liens that were created in the ordinary course of business, and (d) easements and restrictions that are disclosed on Schedule 3.5.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, governmental entity, or other entity or organization.

         "Real Property" means all real property, and all buildings, fixtures, and other improvements thereon, whether or not owned or held by Seller, used in the business or operations of the Channel.


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         "Real Property Interests" means all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings, and other improvements thereon, used or held by Seller for use in connection with the conduct of the business or operations of the Channel.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, fixtures, leasehold improvements, office equipment, materials and supplies, plant, inventory, video libraries and archives, spare parts, and other tangible personal property of every kind and description used or held by Seller for use in connection with the conduct of the business or operations of the Channel.

         "Taxes" means all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, whether disputed or not, including income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and any interest, penalties, or additions attributable to or imposed on or with respect to such assessments.

         "Transponder Agreement" means the C-4 Satellite Transponder Service Agreement between GE American Communications, Inc. and Seller, as assignee, dated as of November 9, 1990, as amended on April 7, 1997.

         1.2  Terms Defined Elsewhere in this Agreement

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


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
Term                                                  Section
----                                                  -------
Affiliation Agreements                                Section 3.7

Assets                                                Section 2.1

Benefit Arrangements                                  Section 3.10(a)(iii)

Claimant                                              Section 9.4(a)

Consideration                                         Section 2.2

DCI                                                   Introductory Paragraph

Employees                                             Section 3.10(a)

ERISA Affiliate                                       Section 3.10(c)

Indemnifying Party                                    Section 9.4(a)

Landmark                                              Preliminary Statement

Landmark Agreement                                    Preliminary Statement

Landmark Financial Statements                         Section 3.9

Losses                                                Section 9.2

PCC                                                   Introductory Paragraph

Pension Plan                                          Section 3.10(b)

Programming Agreements                                Section 3.7

Purchaser                                             Introductory Paragraph

Seller                                                Introductory Paragraph

Travel                                                Preliminary Statement

TCAC Financial Statements                             Section 3.9

Welfare Plan                                          Section 3.10(a)(i)

         1.3  Terms Generally

         The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. As used in this Agreement, "knowledge" of Seller is limited to the actual knowledge of: Tom Lucas, Doug DePriest, Seth Grossman, Sheila Grossman and Bill Scott, a board member of PCC.

               SECTION 2. ACQUISITION OF ASSETS AND CONSIDERATION


         2.1  Acquisition of Assets

                  (a) Subject to the terms and conditions set forth in this Agreement (including the representations and warranties made and relied upon hereunder), Seller hereby agrees to sell, assign, transfer, convey, and deliver to Purchaser on the Closing Date, and Purchaser agrees to acquire, a twenty-five percent (25%) undivided interest in and to all of the tangible and intangible assets used or held by Seller, or any Affiliate thereof, for use in connection with the conduct of the business or operations of the Channel (the "Assets"), free and clear of any claims, liabilities, liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens, including, without limitation, the following:

                           (i)      The Tangible Personal Property;

                           (ii)     The Real Property Interests;

                           (iii)    The Licenses;

                           (iv)     The Assumed Contracts;

                           (v)      The Intangible Property;

                           (vi)     Proprietary  information, technical
information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics relating to the business or operations of the Channel;

                           (vii)    All claims or causes of action of Seller to
the extent they relate to the Assets;

                           (viii)   Copies of all books and records, including
files, books of account, computer programs, tapes, electronic data processing software, customer lists, and other records


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


relating to the Assets or the business or operations of the Channel, including executed copies of the Assumed Contracts and Seller's database of program rights;

                           (ix)     Insurance proceeds arising out of damage,
destruction, or loss of any Asset to the extent of any damage or destruction that remains unrepaired, or to the extent any destroyed property or asset that remains unreplaced, at the Closing Date;

                           (x)      All programs,  program rights, and
programming materials and elements of whatever form or nature owned or held by Seller, whether recorded on film, tape, or any other medium or intended for live performance, broadcast, or other manner of presentation and whether completed or in production (such as outlines, scripts, or otherwise);

                           (xi)     All rights under manufacturers' and
vendors' warranties relating to Assets; and

                           (xii)    All goodwill in, and going concern value of,
the Channel.


                  (b) The following shall be excluded from the definition of Assets:

                           (i)      All  receivables  of Seller  arising with
respect to an event occurring prior to the Effective Time;

                           (ii)     All prepaid  expenses paid in respect of the
period occurring after the Effective Time; and

                           (iii)    All security deposits made by Seller.

                  (c) In the event that Seller is unable to transfer to Purchaser a twenty-five percent (25%) undivided interest in any Asset pursuant to this Section 2.1, then Seller shall transfer to Purchaser an additional twenty-five percent (25%) undivided interest in another Asset or Assets as shall be acceptable to Purchaser, so that on the Closing Date, Purchaser shall receive from Seller in the aggregate a twenty-five percent (25%) undivided interest in the Assets based on the fair market value of the Assets on the Closing Date.

         2.2  Consideration

         In consideration of the sale, transfer, conveyance, assignment, and delivery to Purchaser of a twenty-five percent (25%) undivided interest in the Assets pursuant to this Agreement, Purchaser shall pay to or for the account of Seller, the sum of $20,000,000 (the "Consideration"), by wire transfer of same-day funds in U.S. Dollars, pursuant to wire instructions which shall be delivered by Seller to Purchaser at least two Business Days prior to the Closing Date.



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         2.3  Allocation of Consideration

         The parties agree that the Consideration payable by Purchaser to Seller at the Closing pursuant to this Agreement shall be allocated among the Assets in accordance with Section 1060 of the Code and Temporary Treasury Regulation
Section 1.1060-1T. The parties will cooperate with each other in arriving at such allocations, and each party shall provide a copy of its allocation to the other party, upon request thereof.

         2.4  Assumption of Liabilities and Obligations

         All obligations and liabilities under the Licenses and Assumed Contracts, whether occurring prior to or after the Effective Time, shall remain the obligations and liabilities of Seller and shall be assumed by the LLC in accordance with the LLC Agreement.


          SECTION 3. REPRESENTATIONS AND WARRANTIES OF PCC AND SELLER


         PCC and Seller, jointly and severally, represent and warrant to Purchaser as follows:

         3.1  Organization, Standing, and Authority

         Each of PCC and Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority (a) to own, lease, and use the Assets as now owned, leased, and used by it, (b) to conduct the business and operations of the Channel as now conducted by it, and (c) to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder and thereunder. Seller is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary except where failure to so qualify would not have a Material Adverse Effect or impair or hinder the ability of Seller to perform its obligations under this Agreement. PCC has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by PCC hereunder and thereunder. PCC is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary except where failure to so qualify would not impair or hinder the ability of PCC to perform its obligations under this Agreement.

         3.2  Authorization and Binding Obligation

         The execution, delivery, and performance of this Agreement by each of PCC and Seller and the performance by PCC and Seller of their respective obligations hereunder have been duly authorized by all necessary corporate actions on the part of PCC and Seller. This Agreement


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


has been duly executed and delivered by each of PCC and Seller and constitutes the legal, valid, and binding obligation of each of PCC and Seller, enforceable against each of PCC and Seller in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3  Absence of Conflicting Agreements; Consents

         Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery and performance of this Agreement and the documents contemplated hereby by each of PCC and Seller (with or without the giving of notice, the lapse of time, or both), assuming for the purposes of this Section
3.3 only that the interest in the Assets being transferred hereby is a 100% undivided interest in the Assets, (a) do not require the consent of any third party (including any governmental or regulatory authority); (b) will not conflict with any provision of the Certificate of Incorporation or By-Laws of either PCC or Seller; (c) will not violate or result in a breach of, or contravene any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to either PCC or Seller; (d) will not violate, conflict with, or result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which either PCC or Seller is a party or by which either PCC or Seller or their respective properties may be bound legally, with such exceptions which, singly or in the aggregate, are not material and do not result in a material adverse change in the financial condition, or in the earnings, business affairs or business prospects of PCC or Seller, or cause the unwinding of the transactions contemplated under this Agreement or the contributions contemplated under the LLC Agreement; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest upon any of the Assets.

         3.4  Licenses

         Schedule 3.4 is a true and complete list as of the date of this Agreement of all Licenses. Each License has been validly issued, and Seller is the authorized legal holder thereof. The Licenses are in full force and effect, and the conduct of the business and operations of the Channel is in accordance therewith in all material respects. As of the date of this Agreement, there is no proceeding pending or, to Seller's knowledge, threatened, seeking the revocation or limitation of any Licenses. Seller is the holder of all Licenses necessary or appropriate to enable it to continue to conduct the business of the Channel as now conducted.

         3.5  Real Property

         Schedule 3.5 contains a complete and accurate description of all the Real Property and Seller's interests therein (including street address (where known), legal description (where known), owner, and Seller's use thereof). No fee estates are included in the Real Property

Interests. Except as set forth on Schedule 3.5, Seller has good title to all Real Property Interests, free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions on the Real Property Interests, except for Permitted Liens; provided, however, that neither PCC or Seller makes any representation or warranty hereby regarding any liens, security interests, mortgages, pledges, encumbrances, or restrictions on any fee estate underlying any Real Property Interest. All Real Property (including the improvements thereon) is in good condition and repair consistent with its present use and is available for immediate use in the conduct of the business and operations of the Channel. Except for that portion of the Real Property and Real Property Interests subject to leases where Seller is lessor or sublessor (as identified on Schedule 3.5), Seller is in possession of the Real Property. As of the date of this Agreement there are no pending or, to the knowledge of Seller, threatened condemnation or appropriation proceedings against any of the Real Property, or against the Real Property Interests. Seller has full legal and practical access to all Real Property. With respect to each leasehold or subleasehold interest included in the Real Property Interests, Seller has enforceable rights to nondisturbance and quiet enjoyment, and no third party holds any interest in the leased premises with the right to foreclose upon Seller's leasehold or subleasehold interest.

         3.6  Tangible Personal Property

         Schedule 3.6 lists all material items of Tangible Personal Property used to conduct the business and operations of the Channel as now conducted. Except as described in Schedule 3.6 and except for Tangible Personal Property leased pursuant to any Assumed Contract, Seller owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property is subject to any liens, security interests, mortgages, pledges, encumbrances, or restrictions, except for Permitted Liens. The items of Tangible Personal Property listed on Schedule 3.6 are in good working condition (ordinary wear and tear excepted) and are available for immediate use in the business and operations of the Channel.

         3.7  Contracts

         Schedule 3.7 is a true and complete list as of the date of this Agreement of all Contracts which, as of the date of this Agreement, were either assigned to or assumed by Seller pursuant to the Landmark Agreement and are still in existence as of the Closing Date, or were entered into by Seller after the consummation of the transactions contemplated by the Landmark Agreement (the "Landmark Purchase"), exclusive of Contracts entered into by Seller in the ordinary course of business after the Landmark Purchase of which Seller does not have actual knowledge ("Ordinary Course Contracts"). Schedule 3.7 includes all (other than Ordinary Course Contracts) of Seller's (a) cable television system affiliation agreements ("Affiliation Agreements"), and other agreements or understandings with cable television system operators, (b) program license agreements and other agreements with respect to the production, development, broadcast, distribution, or other use of television programs, films, music, and other audio, visual, and audio-visual works ("Programming Agreements"), (c) leases and rental agreements, (d) agreements to buy or sell advertising or engage in other promotional activities. Seller has delivered or made available to Purchaser true and complete copies of all written

Assumed Contracts and accurate descriptions of all oral Assumed Contracts listed on Schedule 3.7, other than Ordinary Course Contracts. Except as disclosed on
Schedule 3.7, to the knowledge of Seller, all of the Assumed Contracts are in full force and effect and are valid and binding agreements of the parties thereto, enforceable in accordance with their terms. Except as disclosed on
Schedule 3.7, neither Seller nor, to the knowledge of Seller, any other party is in default in any material respect under any of the Assumed Contracts, nor does any condition exist that with the notice or lapse of time or both would constitute such a default. Except for the need to obtain the Consents listed on
Schedule 3.3 (however, this representation and warranty does not create any obligation on the part of Seller to obtain any such Consent or make the obtaining of such Consent a condition to Closing with respect to any party hereto except as expressly set forth elsewhere in this Agreement), Seller has full legal power and authority to assign its rights under the Assumed Contracts to Purchaser and to the LLC, in accordance with this Agreement and the contribution contemplated under the LLC Agreement, and such assignments together will not affect the validity, enforceability, or continuation of any of the Assumed Contracts. Except as disclosed on Schedule 3.7, as of the date of this Agreement, to the knowledge of Seller, no party to any Assumed Contract has informed Seller of its intention (a) to terminate such Assumed Contract or amend the terms thereof, (b) to refuse to renew the Assumed Contract upon expiration of its term, or (c) to renew the Assumed Contract upon expiration only on terms and conditions that are more onerous than those now existing.

         3.8  Intangible Property

         Schedule 3.8 is a list of all Intangible Property and indicates, with respect to each item of Intangible Property, the owner thereof and, if applicable, the name of the licensor and licensee thereof. Except as set forth on Schedule 3.8, to Seller's knowledge, each item of Intangible Property is in good standing and no other Person has any claim of ownership or right of use with respect thereto. To Seller's knowledge, the use of the Intangible Property by Seller does not, and the use thereof by the LLC immediately after the Closing will not, conflict with, infringe upon, violate, or interfere with or constitute an appropriation of any right, title, interest, or goodwill, including any intellectual property right, trademark, trade name, service mark, brand mark, brand name, computer program, database, industrial design, copyright, or any pending application therefor of any other Person, and there have been no claims made and Seller has not received any notice or otherwise acquired any knowledge that any item of Intangible Property is invalid or conflicts with the asserted rights of any Person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation, or unenforceability of any of the Intangible Property. Except as set forth on
Schedule 3.8, Seller is not a party to or bound by any contract, license, or other agreement relating to the Intangible Property.

         3.9  Financial Statements

         Seller has furnished Purchaser with true and complete copies of (i) an unaudited balance sheet and income statement of Landmark or its subsidiary, with respect to the Channel, as at and for the fiscal years ended December 31, 1996, December 31, 1995, and December 31, 1994, and as at and for the five months ended May 31, 1997 (the "Landmark Financial Statements") that were delivered to PCC pursuant to the Landmark Agreement, and
(ii) any unaudited balance sheet and income statement of Seller or PCC with respect to the Channel (the "TCAC Financial Statements") for the period from the date of the Landmark Agreement to the Closing Date. The Financial Statements, if any, have been prepared from the books and records of Seller on a consistent basis in accordance with the accounting principles applied by PCC in preparing its consolidated financial statements which, on a consolidated basis, have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the consolidated financial condition of TCAC as at their respective dates and the results of operations for the periods then ended.

         3.10  Personnel

                  (a) Employees and Compensation. Schedule 3.10 contains a true and complete list as of the date of this Agreement of all employees of Seller engaged in the business and operations of the Channel (collectively, the "Employees") and a description of all compensation arrangements affecting them.
Schedule 3.10 also contains a true and complete list of all material employee benefit plans or arrangements maintained or administered by Seller or to which Seller contributes or is required to contribute and that cover any Employee, including any:

                           (i)      "Employee  welfare  benefit plan," as
defined in Section 3(1) of ERISA (a "Welfare Plan");

                           (ii)     Employee plan that is maintained in
connection with any trust described in Section 501(c)(9) of the Code; and

                           (iii)    Employment, severance, or other similar
contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that is not a Welfare Plan (collectively, "Benefit Arrangements").

                  (b) Pension Plans. Except as disclosed in Schedule 3.10, there is no "employee pension benefit plan," as defined in Section 3(2) of ERISA (a "Pension Plan"), that is subject to Title IV or ERISA or Section 412 of the Code, that covers any Employee and to which Seller contributes or is required to contribute.

                  (c) Multiemployer Plans. Neither Seller nor any entity required to be combined with Seller under Section 414(b), Section 414(c),
Section 414(m), or Section 414(o) of the Code (an "ERISA Affiliate") has at any time been a participant in any "multiemployer pension plan," as defined in
Section 3(37) of ERISA, that covers any Employee.

                  (d) Plan Liabilities. Neither Seller nor any ERISA Affiliate has incurred, or expects to incur as a result of the consummation of the transactions contemplated under this Agreement, any cost, fee, expense, liability, claim, suit, obligation, or other damage with respect to any Pension Plan, any Welfare Plan, or any Benefit Arrangement that could give rise to the imposition of any liability, cost, fee, expense, or obligation on Purchaser or any of its Affiliates, and, to Seller's knowledge, no facts or circumstances exist that could give rise to any such cost, fee, expense, liability, claim, suit, obligation, or other damage.

                  (e) Delivery of Copies of Relevant Documents and Other Information. Seller has delivered or made available to Purchaser true and complete copies of each of the following documents:

                           (i)      Each Welfare Plan (and, if applicable,
related trust agreements) and all amendments thereto, and each summary plan description together with any summary of material modifications;

                           (ii)     Each written Benefit Arrangement and
written descriptions thereof that have been distributed to Employees (including descriptions of the number and level of employees covered thereby); and

                           (iii)    Each employee handbook or similar document
describing any Pension Plan, Welfare Plan, or Benefit Arrangement applicable to Employees.

                  (f) Labor Relations. Except as set forth in Schedule 3.10, Seller is not a party to or subject to any written or oral employment contract with any Employee. Seller is not subject to any contract prohibiting the termination of any Employee. Except as disclosed on Schedule 3.10, no controversies, disputes, or proceedings are pending or, to Seller's knowledge, threatened, between Seller and any Employee. No labor union or other collective bargaining unit represents or, to Seller's knowledge, claims to represent any of the employees of the Channel. To Seller's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board Certification election with respect to any employees at the Channel.

         3.11  Claims and Legal Actions

         Except as disclosed on Schedule 3.11, as of the date of this Agreement, there is no claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or to Seller's knowledge threatened, against or relating to Seller or any of its Affiliates with respect to the Assets or the business or operations of the Channel, that could be expected to have a Material Adverse Effect or impair or hinder the ability of PCC or Seller to perform their obligations under this Agreement.

         3.12  Compliance with Laws

         Seller has complied with the Licenses and all federal, state, and local laws, rules, regulations, ordinances, judgments, orders, and decrees applicable or relating to the business and operation of the Channel, except for any noncompliance that would not have a Material Adverse Effect or impair or hinder the ability of PCC or Seller to perform their obligations under this Agreement.

         3.13  Environmental Matters

                  (a) Seller and its Affiliates, with respect to the Assets, have complied and are in compliance with all Environmental Laws. Without limiting the generality of the foregoing, each of Seller and its Affiliates have obtained and complied with, or filed timely applications for, and are in compliance with, all permits, licenses, and other authorizations that are required pursuant to Environmental Laws for the occupation of the Assets and the operation of the Channel. Schedule 3.13 is a list of all permits, licenses, and other authorizations that are required pursuant to Environmental Laws for the occupation of the Assets and the operation of the Channel.

                  (b) Neither Seller nor any of its Affiliates, with respect to the Channel or the Assets, has received any written notice regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities, including any investigatory, remedial, or corrective obligations, relating to any of them or their facilities arising under Environmental Laws.

                  (c) To Seller's knowledge, none of the following exists at any Real Property: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills.

                  (d) Neither Seller nor any of its Affiliates, with respect to the Channel or the Assets, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, or natural resources damages, pursuant to any Environmental Laws.

                  (e) Neither this Agreement nor the assignment of the Assets pursuant to the LLC Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any "transaction-triggered" or "responsible property transfer" Environmental Laws.

                  (f) Neither Seller nor any of its Affiliates, with respect to the Channel or the Assets, has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

         3.14  Transactions with Affiliates; Completeness of Assets

         Except as set forth on Schedule 3.14, there are no agreements relating to the business or operations of the Channel between Seller and any of its Affiliates, Seller has not been involved in any material business arrangement or relationship relating to the Channel or the Assets with any of its Affiliates, and no Affiliate of Seller owns any property or right, tangible or intangible, that is used in the business or operations of the Channel. Except as set forth on Schedule 3.14, the Assets, together with those assets and properties used in the performance of services by The Weather Channel, Inc. pursuant to the Services Agreement between Seller and The Weather Channel, Inc., constitute all tangible and intangible assets and properties necessary for the conduct of the business and operations of the Channel as now conducted.

         3.15  Cable Subscribers

         Schedule 3.15 sets forth, with respect to each cable television system operator so listed, under the column "Network Subs," as of a recent date, the number of cable system subscribers to which such cable television system operator makes the Channel available, based upon the Affiliation Agreement with such cable television system operator (if an Affiliation Agreement with such cable television system operator exists) and such other information that Seller reasonably and in good faith deems relevant to such determination. Schedule 3.15 also designates those cable television system operators that, to Seller's knowledge, make the Channel available to subscribers without an Affiliation Agreement.

         3.16  Conduct of Business

         Since July 11, 1997, Seller has not:

                  (a) Suffered any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Channel that has had or would have a Material Adverse Effect;

                  (b) Except in this Agreement, made or agreed to make any sale, assignment, lease, or other transfer or disposition of any of the Channel's assets of the types described in Section 2.1(a) other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (c) Canceled, amended, or modified, or agreed to cancel, amend, or modify, any Affiliation Agreement or any Programming Agreement that has had or would have a Material Adverse Effect; or

                  (d) Entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to the Channel.

         Neither PCC or Seller shall be deemed to have made to the Purchaser any representation or warranty other than as expressly made by PCC or Seller in
Section 3 hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise representations and warranties made by PCC or Seller in Section 3 hereof, neither PCC nor Seller makes any representation or warranty to Purchaser with respect to any projections, estimates or budgets heretofore delivered to or made available to Purchaser of future revenues, expenses or expenditures or future results of operations with respect to PCC, Seller or the Assets. Except as expressly covered by a representation or warranty contained in Section 3 hereof, neither PCC or Seller makes any representation or warranty to Purchaser with respect to any other information or documents (financial or otherwise) made available to Purchaser or its counsel, accountants or advisors with respect to PCC, Seller or the Assets.

             SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER


         Purchaser represents and warrants to Seller as follows:

         4.1  Organization, Standing, and Authority

         Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Purchaser hereunder and thereunder.

         4.2  Authorization and Binding Obligation

         The execution, delivery, and performance of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary actions on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3  Absence of Conflicting Agreements

         The execution, delivery, and performance by Purchaser of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any governmental or regulatory authority); (b) will not conflict with the Certificate of Incorporation or By-Laws of Purchaser; (c) will not violate, conflict with, or result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality applicable to Purchaser; and (d) will not violate, conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which Purchaser is a party or by which Purchaser may be bound legally with such exceptions which, singly or in the aggregate, are not material and do not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Purchaser, or cause the unwinding of the transactions contemplated under this Agreement or the LLC Agreement.

                  SECTION 5. SPECIAL COVENANTS AND AGREEMENTS


         5.1  Confidentiality

                  (a) Except as and to the extent required by law or as provided in Section 5.1(c), each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the disclosing party or destroy all information obtained by such party from any other party in connection with the transactions contemplated by this Agreement.

                  (b) Except as provided in Section 5.1(c), no party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably.

                  (c) Nothing contained in this Agreement shall prevent any party, after notification to each other party, from making any filings with governmental authorities, including in connection with any securities filings with any governmental authorities or exchanges that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.2  Cooperation

         Seller and Purchaser shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Seller and Purchaser shall use commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including making such filings with governmental and regulatory authorities, providing information, using commercially reasonable efforts to obtain all necessary or appropriate waivers, consents, and approvals, and executing such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, and except as otherwise expressly provided in this Agreement, Purchaser shall have no obligation to expend funds to obtain any of the Consents or to agree to any adverse change in any License or Assumed Contract in order to obtain a Consent required with respect thereto, and Seller shall not have any obligation to expend funds to obtain any of the Consents or any estoppel certificates.

         5.3  Access to Books and Records

         To the extent requested for any reasonable business purposes hereunder, and subject to the following two sentences of this Section 5.3, (a) Seller shall provide Purchaser access and the right to copy for a period of five years from the Closing Date any books and records of Seller (or true and complete copies thereof) relating to the Channel or the Assets but not included in the Assets, and (b) Purchaser shall provide Seller the right to request true and complete copies, for a period of five years after the Closing Date, of any books and records relating to the Channel or the Assets with respect to periods prior to the Closing that are included in the Assets. Any party that is required to grant any other party access and the right to copy any books and records (or true and complete copies thereof) pursuant to this Section 5.3 may, before doing so, redact or remove therefrom any information contained therein that does not relate to the Channel or the Assets. Except as and to the extent required by law or as provided in Section 5.1(c), each party will keep confidential any information to which it is given access pursuant to this Section 5.3.

         5.4  Bulk Sales Law

         Purchaser hereby waives compliance by Seller with the provisions of any applicable bulk sales laws.

         5.5  No Inconsistent Action

         No party to this Agreement shall take any action that is inconsistent with its obligations under this Agreement or that could reasonably be expected to hinder or delay the consummation of the transactions contemplated by this Agreement.

           SECTION 6. CONDITIONS TO OBLIGATIONS OF PARTIES AT CLOSING


         6.1  Conditions to Obligations of Purchaser

         All obligations of Purchaser at the Closing are subject at Purchaser's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Injunction, etc. There shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced and be continuing by any federal or state governmental or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order, and no written notice directed to either Seller or Purchaser shall have been received from any such federal or state agency indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement; provided, however, that Purchaser shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order that may be entered.

                  (b) Transponder Agreement. The Transponder Agreement shall be in full force and effect and GE American Communications, Inc. shall have granted its Consent to the assignment of the Transponder Agreement to the LLC and shall have executed and delivered an estoppel certificate with respect to the Transponder Agreement in form and substance reasonably satisfactory to Purchaser.

                  (c) LLC Agreement. Seller shall have entered into the LLC Agreement.

                  (d) Deliveries. Seller shall have made all the deliveries to Purchaser set forth in Section 7.2.

         6.2  Conditions to Obligations of Seller

         All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Injunction, etc. There shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that transactions contemplated by this Agreement may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced and be continuing by any federal or state governmental or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order, and no written notice directed to either Seller or Purchaser shall have been received from any such federal or state agency indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement; provided, however, that Seller shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order that may be entered.

                  (b) Deliveries. Purchaser shall have made all the deliveries set forth in Section 7.3.

                  (c) LLC Agreement. Purchaser shall have entered into the LLC Agreement.

                   SECTION 7. CLOSING AND CLOSING DELIVERIES


         7.1  Closing

                  (a) Closing Date. Except as otherwise agreed to by Purchaser and Seller, the Closing shall take place at 10:00 a.m. on November 25, 1997.

                  (b) Closing Place. The Closing shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, or any other place that is agreed upon by Purchaser and Seller.

         7.2  Deliveries by Seller

         Prior to or on the Closing Date, Seller shall deliver to Purchaser the following, in form and substance reasonably satisfactory to Purchaser and its counsel:

                  (a) Transfer Documents. Duly executed instruments of conveyance and transfer, including bills of sale, motor vehicle titles, assignments, and other transfer documents that are sufficient to vest good and marketable title to a twenty-five percent (25%) undivided interest in the Assets in the name of Purchaser, free and clear of all liens, security interests, mortgages, pledges, encumbrances, or restrictions (other than any liens, security interests, mortgages, pledges, encumbrances, or restrictions resulting from the failure to obtain any Consent), except for liens for current taxes not yet due and payable and landlord's liens for property taxes not delinquent.

                  (b) Consents. Copies of all instruments evidencing receipt of any Consents and estoppel certificates that have been obtained prior to the Closing (but this delivery requirement does not create any obligation on the part of Seller to obtain any Consent or estoppel certificate or make the obtaining of any Consent or estoppel certificate a condition to any party's obligations at Closing, other than as expressly provided elsewhere in this Agreement).

                  (c) Licenses, Contracts, Business Records, Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records included in the Assets.

                  (d) Opinion of Counsel. An opinion of counsel to Seller dated as of the Closing Date, substantially in the form of Schedule 7.2(d) hereto.

                  (e) Other Documents. Such additional documents, information, and materials as Purchaser shall reasonably request.

         7.3  Deliveries by Purchaser

         Prior to or on the Closing Date, Purchaser shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Cash Consideration. The Consideration provided in Section 2.2.

                  (b) Other Documents. Such additional documents, information, and materials as Seller shall reasonably request.


                             SECTION 8. TERMINATION


         8.1  Termination by Seller

         This Agreement may be terminated by Seller prior to the Closing, and the acquisition by Purchaser of a twenty-five percent (25%) undivided interest in the Assets abandoned, if Seller is not then in material default, upon written notice to Purchaser, upon the occurrence of any of the following:

                  (a) Conditions. If on the date on which the Closing is required to take place pursuant to Section 7.1(a) any of the conditions precedent to the obligations of Seller set forth in this Agreement has not been satisfied or waived in writing by Seller.

                  (b) Judgments. If there shall be in effect on the date on which the Closing is required to take place pursuant to Section 7.1(a) any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred on or before December 1, 1997.

         8.2  Termination by Purchaser

         This Agreement may be terminated by Purchaser, and the acquisition by Purchaser of a twenty-five percent (25%) undivided interest in the Assets abandoned, if Purchaser is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                  (a) Conditions. If on the date on which the Closing is required to take place pursuant to Section 7.1(a) any of the conditions precedent to the obligations of Purchaser set forth in this Agreement has not been satisfied or waived in writing by Purchaser.

                  (b) Judgments. If there shall be in effect on the date on which the Closing is required to take place pursuant to Section 7.1(a) any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred on or before December 1, 1997.

         8.3  Rights on Termination

         Upon the termination of this Agreement, each party shall have all rights and remedies available to it at law or equity.

         8.4  Specific Performance

         The parties recognize that if any party breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other parties for their injury. Each party shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party to enforce this Agreement, the other parties shall waive the defense that there is an adequate remedy at law.

         8.5  Attorneys' Fees

         In the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses (whether incurred in arbitration, at trial, or on appeal).

    SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION;
                                CERTAIN REMEDIES


         9.1  Representations and Warranties

         Without prejudice to representations and warranties in other agreements delivered hereunder, all representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date for a period of twelve months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by any party shall affect any other party's right to rely on any representation, warranty, or covenant made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         9.2  Indemnification by PCC

        After the Closing, and regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, PCC hereby agrees to indemnify and hold harmless Purchaser from and against, and to reimburse Purchaser for, any and all losses, liabilities, and damages (including punitive and exemplary damages and fines or penalties and any interest thereon), costs and expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, or other obligations of any nature (collectively, "Losses") that result from:

                  (a) Any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of PCC or Seller contained in this Agreement or in any certificate, document, or instrument delivered to Purchaser under this Agreement;

                  (b) Any failure to comply with applicable bulk sales laws;

                  (c) The operation or ownership of the Channel and the Assets prior to the "Closing" set forth in the Landmark Agreement, including any liabilities arising under the Licenses or the Assumed Contracts that relate to events occurring prior the "Closing Date" set forth in the Landmark Agreement; and

                  (d) Any claim relating to or arising in connection with any Pension Plan, Welfare Plan, or Benefit Arrangement established or maintained by Landmark, Travel, Seller or any ERISA Affiliate of any thereof, including any claim relating to any severance pay program or any obligation to provide "continuation coverage" (within the meaning of Sections 601 through 609 of ERISA or Section 4980B of the Code) to any Employee as the result of any act or omission of Landmark, Travel, Seller or any ERISA Affiliate of any thereof, or arising as the result of any determination that PCC, Seller or any Affiliate thereof is a successor employer to such entity.

         9.3  Indemnification by DCI

         After the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information that Seller may have, DCI hereby agrees to indemnify and hold harmless Seller from and against, and to reimburse Seller for, any and all Losses that result from any inaccuracy in or breach of any representation and warranty, or any breach or nonfulfillment of any covenant or agreement of Purchaser or DCI contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement.

         9.4  Procedure for Indemnification

         The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten Business Days after written notice of such action, suit, or proceeding was given to Claimant. The Claimant's failure to give such notice timely shall not relieve the Indemnifying Party from any liability that it otherwise may have to the Claimant except to the extent the Indemnifying Party is actually prejudiced by such failure.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, if the Indemnifying Party notifies the Claimant in writing within ten Business Days of its receipt of notice from the Claimant of the third-party claim that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim (subject to Section 9.4(d)), and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense (except that the Claimant shall have the right to participate in the defense of such claim at the Indemnifying Party's expense if
(i) the Claimant has been advised by its counsel that use of the same counsel to represent both the Indemnifying Party and the Claimant would present a conflict of interest, which shall be deemed to include any case where there may be a legal defense or claim available to the Claimant that is different from or additional to those available to the Indemnifying Party, or (ii) the Indemnifying Party fails vigorously to defend or prosecute such claim within a reasonable time). If the Indemnifying Party fails timely to notify the Claimant in writing that the Indemnifying Party acknowledges its potential liability to the Claimant under this Agreement or if the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) The Indemnifying Party may not control the defense of any claim, without the written consent of the Claimant, if (i) the Claimant has been advised by its counsel that use of the same counsel to represent both the Indemnifying Party and the Claimant would present a conflict of interest, or
(ii) the claim involves any material risk of the sale, forfeiture, or loss of, or the creation of any lien (other than a judgment lien) on, any material property of the Claimant or could entail a risk of criminal liability to the Claimant.

         9.5  Certain Limitations

         Notwithstanding anything in this Agreement to the contrary,

                  (a) no party shall indemnify or otherwise be liable to any other party with respect to any claim for any breach of a representation or warranty, unless notice of the claim is given within twelve months after the Closing Date;

                  (b) PCC shall not be required to indemnify or otherwise be liable to DCI or Purchaser for any breach of a representation or warranty, unless the Losses of DCI or Purchaser from all such breaches exceed in the aggregate Twenty-Five Thousand Dollars ($25,000), in which event PCC shall be required to indemnify DCI and Purchaser for all such Losses (subject to the other limitations in this Agreement);

                  (c) DCI shall not be required to indemnify or otherwise be liable to PCC or Seller for any breach of a representation or warranty unless the Losses of PCC and Seller from all such breaches exceed in the aggregate Twenty-Five Thousand Dollars ($25,000), in which event DCI shall be required to indemnify PCC and Seller for all such Losses (subject to the other limitations in this Agreement);

                  (d) PCC shall not be required to indemnify or otherwise be liable to DCI or Purchaser for any breach of a representation or warranty, to the extent that the Losses of DCI and Purchaser from all such breaches exceed in the aggregate Twenty Million Dollars ($20,000,000);

                  (e) DCI shall not be required to indemnify or otherwise be liable to PCC or Seller for any breach of a representation or warranty to the extent that the Losses of PCC and Seller from all such breaches exceed in the aggregate Twenty Million Dollars ($20,000,000);

                  (f) PCC shall not be required to indemnify or otherwise be liable to DCI or Purchaser for any breach of Section 3.9 unless PCC is able to recover and does recover the amount of the Loss from such breach from Landmark pursuant to the Landmark Agreement.

                  (g) the amount of Losses for which a Claimant may be entitled to indemnification under this Agreement (but not the amount of Losses suffered by a Claimant for purposes of the foregoing provisions of this Section 9.5) shall be determined on an after-tax basis, after giving effect to any tax benefit arising from the incurring of any Loss and any tax detriment arising from the indemnification thereof;

                  (h) indemnification of Losses under this Agreement shall be net of any insurance proceeds actually paid to the Claimant with respect to the event giving rise to such Loss, but no Claimant shall have any obligation under this Agreement to make any claim under any insurance policy that may be applicable to such event.

         9.6   Remedies

         The remedy of indemnification under this Section 9 is in addition to any action either party may have in equity, and all such remedies may be exercised singly or concurrently. In the event that a party is unable to obtain indemnification pursuant to this Section 9, such party shall have the right to pursue any rights and remedies at law or in equity.


                            SECTION 10. MISCELLANEOUS


         10.1  Fees and Expenses

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party. Seller and Purchaser shall each pay one-half of any filing fees, transfer taxes, recordation taxes, sales taxes, document stamps, or other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement.

         10.2  Notices

         All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or sent by facsimile transmission, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or by facsimile confirmation, and (d) addressed as follows:

If to Seller to:           Travel Channel Acquisition Corporation
                           c/o Paxson Communications Corporation
                           601 Clearwater Park Road
                           West Palm Beach, Florida  33401
                           Attention:  Lowell W. Paxson, President
                           Telecopier: 561-659-4252

With a copy to:            Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C.  20036-6802
                           Attention:  Leonard J. Baxt, Esq.
                           Telecopier:  202-776-2222

If to Purchaser to:        Project Discovery, Inc.
                           c/o Discovery Communications, Inc.
                           7700 Wisconsin Avenue
                           Bethesda, Maryland  20814
                           Attention:  Mark Hollinger, Esq.
                           Telecopier:  301-986-4971

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
With a copy to:            125 West 55th Street
                           New York, New York  10019-5389
                           Attention:  Alayne F. Serle, Esq.
                           Telecopier:  212-424-8500

or to any other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 10.2.

         10.3  Benefit and Binding Effect

         No party may assign this Agreement without the prior written consent of each other party hereto, except that, any party may assign any or all of its rights under this Agreement to any Affiliate (which assignment shall not relieve the assigning party of any obligations or liabilities under this Agreement). This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         10.4  Further Assurances

         The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional deeds, bills of sale, or other transfer documents that, in the reasonable opinion of Purchaser, may be necessary to ensure, complete, and evidence the full and effective transfer of a twenty-five percent (25%) undivided interest in the Assets to Purchaser pursuant to this Agreement.

         10.5  GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

         10.6  Headings

         The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         10.7  Entire Agreement

         This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Seller and Purchaser with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations among the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by each party against which enforcement of any such amendment, supplement, or modification is sought. This document shall not constitute or otherwise evidence an agreement among the parties hereto relating to the subject matter hereof unless and until it has been executed and delivered by the parties hereto.

         10.8  Waiver of Compliance; Consents

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.8.

         10.9  Counterparts

         This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first written above.


                           TRAVEL CHANNEL ACQUISITION CORPORATION


                           By: /s/ William L.Watson
                              -------------------------------------------

                           Name:  WILLIAM L. WATSON
                                 ----------------------------------------

                           Title:  SECRETARY
                                  ---------------------------------------



                           PROJECT DISCOVERY, INC.


                           By:
                              -------------------------------------------

                           Name:
                                 ----------------------------------------

                           Title:
                                  ---------------------------------------



                           PAXSON COMMUNICATIONS CORPORATION


                           By: /s/ William L.Watson
                              -------------------------------------------

                           Name:  WILLIAM L. WATSON
                                 ----------------------------------------

                           Title:  SECRETARY
                                  ---------------------------------------



                           DISCOVERY COMMUNICATIONS, INC.


                           By:
                              -------------------------------------------

                           Name:
                                 ----------------------------------------

                           Title:
                                  ---------------------------------------